Amended and Restated
Schedule A
to the
Amended and Restated Administration Agreement
by and between
The Marsico Investment Fund
And
UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement as follows, effective as of the date set forth below:

Name of Funds

The Marsico Focus Fund
The Marsico Growth Fund
The Marsico 21st Century Fund
The Marsico International Opportunities Fund
The Marsico Flexible Capital Fund
The Marsico Global Fund
The Marsico Emerging Markets Fund

In witness whereof, the undersigned have executed this Amended and Restated Schedule A to the Amended and Restated Administration Agreement between The Marsico Investment Fund and UMB Fund Services, Inc., effective as of the 15th day of December, 2010.

UMB FUND SERVICES, INC.		THE MARSICO INVESTMENT FUND

By:	/s/ Peter J. Hammond	By:	/s/ Neil L. Gloude

Title:	Executive Vice President	Title:	Vice President, Secretary and Treasurer

Amended and Restated
Schedule B
to the
Amended and Restated Administration Agreement
by and between
The Marsico Investment Fund
and
UMB Fund Services, Inc.

Intending to be legally bound, the undersigned hereby amend and restate Schedule B to the aforesaid Agreement as follows, effective as of the date set forth below:

Minimum
Name of Fund	Average Net Assets	Annual Fees	Annual Fee

Focus Fund	Up to $50 Million	12.0 basis points	$45,000
	$50 Million to $100 Million	6.0 basis points
	$100 Million to $250 Million	3.0 basis points
	$250 Million to $750 Million	1.0 basis points
	Over $750 Million	0.5 basis point

Growth Fund	Up to $50 Million	12.0 basis points	$45,000
	$50 Million to $100 Million	6.0 basis points
	$100 Million to $250 Million	3.0 basis points
	$250 Million to $750 Million	1.0 basis points
	Over $750 Million	0.5 basis points

21st Century Fund	Up to $50 Million	12.0 basis points	$45,000
	$50 Million to $100 Million	6.0 basis points
	$100 Million to $250 Million	3.0 basis points
	$250 Million to $750 Million	1.0 basis points
	Over $750 Million	0.5 basis points

International Opportunities
Fund	Up to $50 Million	13.0 basis points	$50,000
	$50 Million to $100 Million	7.0 basis points
	$100 Million to $250 Million	4.0 basis points
	$250 Million to $750 Million	1.0 basis points
	Over $750 Million	0.5 basis points

Flexible Capital Fund	Up to $50 Million	12.0 basis points	$45,000
	$50 Million to $100 Million	6.0 basis points
	$100 Million to $250 Million	3.0 basis points
	$250 Million to $750 Million	1.0 basis points
	Over $750 Million	0.5 basis points

Global Fund	Up to $50 Million	13.0 basis points	$50,000
	$50 Million to $100 Million	7.0 basis points
	$100 Million to $250 Million	4.0 basis points
	$250 Million to $750 Million	1.0 basis points
	Over $750 Million	0.5 basis points

Emerging Markets Fund	Up to $50 Million	13.0 basis points	$50,000
	$50 Million to $100 Million	7.0 basis points
	$100 Million to $250 Million	4.0 basis points
	$250 Million to $750 Million	1.0 basis points
	Over $750 Million	0.5 basis points

The minimum annual fee is subject to an annual escalation of five percent (5%), which escalation shall be effective commencing one year from the effective date of each Fund and the corresponding date each year thereafter.  No amendment of this Schedule B shall be required with each escalation.  The foregoing fee schedule assumes a single class of shares for each Fund. Additional fees shall apply when adding any additional Fund(s) and/or classes including compensation for the Administrator’s services in connection with the organization of the new Fund(s) or classes.  The Administrator shall provide such services and be entitled to such compensation as the parties may mutually agree in writing.

Out-of-Pocket and Other Related Expenses

The Trust shall also pay/reimburse the Administrator’s out-of-pocket and other related expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel in connection with Board meetings and otherwise on behalf of the Trust, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, fees and expenses of pricing services, fees of research services including Lexis/Nexis, Morningstar and Lipper, NASDAQ and other service interface fees, EDGAR related fees, long distance telephone charges, and photocopying, faxes, postage and overnight delivery expenses.

Edgar Filing Production Management Fees

➢ Annual Registration Statements (e.g., 485)	$1,000

➢ Follow-up filings to Annual Registration Statements, excluding 497J (see below)	$850
➢ Certification of No Change to Prospectus and/or SAI (497J)	$300
➢ Other	$250 minimum

In witness whereof, the undersigned have executed this Amended and Restated Schedule B to the Amended and Restated Administration Agreement between The Marsico Investment Fund and UMB Fund Services, Inc., effective as of the 15th day of December, 2010.

UMB FUND SERVICES, INC.		THE MARSICO INVESTMENT FUND

By:	/s/ Peter J. Hammond	By:	/s/ Neil L. Gloude

Title:	Executive Vice President	Title:	Vice President, Secretary and Treasurer